                                                                   EXHIBIT 10.18












               WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY
                       ECONOMIC DEVELOPMENT REVENUE BOND
                                 SERIES 1997-E
                         (INTRACEL CORPORATION PROJECT)



                    TAX CERTIFICATE AND REGULATORY AGREEMENT

                               TABLE OF CONTENTS

Recitals and Covenants.................................................   1

SECTION 1.   DEFINITIONS...............................................   2

SECTION 2.   REPRESENTATIONS...........................................   2
    (a)      Authorization.............................................   2
    (b)      Purposes of the Bonds.....................................   2
    (c)      Purpose of Tax Certificates...............................   2
    (d)      Statement as to Facts, Estimates and Circumstances........   3
    (e)      Responsible Person........................................   3

SECTION 3.   REASONABLE EXPECTATIONS OF THE AUTHORITY AND COMPANY AS
      TO FACTS, ESTIMATES AND CIRCUMSTANCES............................   4
     (a)     Application of Total Sale Proceeds........................   4
             (1)  General..............................................   4
             (2)  Costs of Issuance....................................   4
             (3)  Project Amount.......................................   4
     (b)     No Replacement............................................   4
     (c)     No Negative Pledges.......................................   4
     (d)     No Other Funds............................................   4
     (e)     Debt Service Fund.........................................   4
     (f)     Rebate....................................................   5
     (g)     No Overissuance...........................................   5
     (h)     Bond Yield................................................   5
     (i)     Representations Establishing Eligibility for Temporary
               Period..................................................   6
             (1)  Completion Date......................................   6
             (2)  Binding Obligations..................................   6
             (3)  Due Diligence........................................   6
     (j)     Yield Restrictions........................................   6
             (1)  Costs of Issuance....................................   6
             (2)  Debt Service Fund....................................   6
             (3)  Project Amount.......................................   6
             (4)  Yield Reduction Payments.............................   6
     (k)     The Loan Agreement........................................   7
     (l)     No Hedge Bonds............................................   7
     (m)     Single Issue..............................................   7
     (n)     Reimbursement of Prior Expenditures.......................   7
             (1)  Timing of Prior Expenditures.........................   7
             (2)  Reimbursable Expenditures............................   8
             (3)  Anti-Abuse Rules.....................................   8

SECTION 4.   REBATE REQUIREMENT CALCULATIONS AND PAYMENT..............    8
    (a)      General..................................................    8
    (b)      Eighteen Month Exception.................................    8
    (c)      Rebate Requirement.......................................    9
    (d)      Future Value.............................................   10
    (e)      Allocation and Accounting Rules..........................   10
    (f)      Relationship to Yield Restriction........................   10
    (g)      Bond Debt Service Fund...................................   10
    (h)      Computation and Payment Dates............................   10
    (i)      Procedure for Remittance.................................   11
    (j)      Recordkeeping Obligation.................................   11
             (1)  In General..........................................   11
             (2)  Retention of Records................................   12

SECTION 5.   SEGREGATION OF PROCEEDS..................................   12

SECTION 6.   SURVIVAL ON DEFEASANCE OR OTHER PAYMENT..................   12

SECTION 7.   PRIVATE ACTIVITY BOND REQUIREMENTS.......................   12
    (a)      Notice...................................................   12
    (d)      Official Action..........................................   13
    (e)      Volume Cap...............................................   13
    (f)      Costs of Issuance........................................   13
    (g)      Prohibited Facilities....................................   13
    (h)      No Refunding Bonds.......................................   13
    (i)      Economic Life of the Project.............................   13
    (j)      Acquisition of Land......................................   14
    (k)      Acquisition of Existing Property.........................   14
    (l)      Ownership................................................   14
    (m)      Qualifying Facilities....................................   14
    (n)      Election of $10,000,000 Limit on Capital Expenditures....   14
    (o)      Limitation on Capital Expenditures.......................   14
    (p)      $40,000,000 Limitation...................................   15
    (q)      Contiguous or Integrated Facilities......................   15
    (r)      Principal Users..........................................   15

SECTION 8.   AMENDMENTS...............................................   15

SECTION 9.   SUPPLEMENTATION OF THIS CERTIFICATE......................   15

EXHIBIT A -  OFFERING PRICE CERTIFICATE...............................   21

EXHIBIT B -  THE PROJECT..............................................   22



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
EXHIBIT C.............................................................   23
EXHIBIT D.............................................................   24
EXHIBIT E


                    TAX CERTIFICATE AND REGULATORY AGREEMENT

               WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY
                               (THE "AUTHORITY")

                      INTRACEL CORPORATION (THE "COMPANY")

                                   $1,500,000
                       ECONOMIC DEVELOPMENT REVENUE BOND
                                 SERIES 1997-E
                             (INTRACEL CORPORATION)

     In connection with the issuance by the Authority of its Revenue Bond, Series 1997-E (Intracel Corporation ) (the "BONDS" or the "BOND"), in the maximum aggregate principal amount of $1,500,000 authorized pursuant to its Resolution No. 96-013 adopted by the Authority on December 10, 1996, and Resolution No. W-97-021 adopted on September 10, 1997 (collectively, the "RESOLUTIONS"), a Loan and Security Agreement (the"LOAN AGREEMENT") by and between the Authority and Intracel Corporation (the "COMPANY"), dated as of September 11, 1997, and in furtherance of the tax-related covenants and representations of the Authority and the Company contained in the Loan Agreement, the Authority and the Company and enter into the following tax certificate and regulatory agreement (the "TAX CERTIFICATE").

                             RECITALS AND COVENANTS

     WHEREAS, the Authority and the Company have covenanted that they will not take any action or omit any action if it would cause the Bonds to become "arbitrage bonds" within the meaning of Section 148 of the Internal Revenue Code of 1986 as amended (the "CODE").

     WHEREAS, the Authority and the Company hereby covenant that they will comply with the provisions of this Tax Certificate.

     WHEREAS, the Company has covenanted in the Loan Agreement to cause to be paid to the United States all amounts required to be so paid pursuant to
Section 148(f) of the Code.


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1 - TAX CERTIFICATE
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     WHEREAS the Company has covenanted to operate the facilities financed with the proceeds of the Bond so that the Bond is and remains a "qualified small issue bond" under Section 144 of the Code.

     WHEREAS, the Authority and the Company understand and acknowledge that the opinion of Bond Counsel (as defined below) regarding the exclusion of the interest on the Bonds from gross income for Federal income tax purposes is rendered in reliance upon the representations and statements of fact, estimates and expectations contained herein and assumes the Authority's and the Company's continued compliance with the provisions of this Tax Certificate.

     NOW, THEREFORE, pursuant to Section 1.148-2(b)(2) of the Treasury Regulations, the Authority and the Company certify, covenant and agree as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used herein shall have the meanings set forth herein or in Appendix One, attached hereto, or where not so defined, shall have the meanings set forth in the Indenture and the Loan Agreement.

     SECTION 2. REPRESENTATIONS.

     (a) AUTHORIZATION. The Bonds are being issued pursuant to the Constitution and statutes of the State of Washington, specifically Washington Revised Statutes Chapter 43.163, the Resolutions, the Indenture and the Loan Agreement.

     (b) PURPOSES OF THE BONDS. The Bonds are being issued for the purposes of
(i) making a loan to the Company to finance a portion of the costs of the acquisition, and equipping of new equipment for the manufacture of medical diagnostic devices located in Issaquah, Washington (the "PROJECT") and (ii) paying the costs of issuance of the Bonds. Interest will accrue on the Bonds only with respect to the outstanding principal amount of the amount previously drawn down, and the interest rate will be independently established for each draw. The Company will draw down an amount of $1,500,000 in two installments of $750,000 each.

     (c) PURPOSE OF TAX CERTIFICATE. This Tax Certificate is made in part for the purpose of establishing the Authority's reasonable expectations as to the amount and use of proceeds of the Bonds. It is intended to be and may be relied on for the purposes of Sections 103, and 141 through 150 of the Code and as a certificate described in Treasury Regulations Section 1.148-2(b)(2). The Tax Certificate is being executed and delivered as part of the record of proceedings in connection with the issuance of the Bonds. The Authority and the Company understand that, despite the representations and statements of expectation made in this Tax Certificate, that the taking of any deliberate, intentional action by the Authority, the Company, or the Lessee after the Delivery Date in order to earn arbitrage will cause the Bond to be "arbitrage bonds" within the meaning of
Section 148 of the Code if such action, had it been expected on the Delivery Date, would have caused the Bond to be arbitrage bonds and that an intent to violate the

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2 - Tax Certificate
requirements of Section 141 or 148 of the Code is not necessary for an action to be considered deliberate within the meaning of the Code. In addition, the Authority and the Company understand that, despite the representations and statements of expectation made in this Tax Certificate, the failure of the Bonds to satisfy the requirements of Section 144 and 147 of the Code may cause the bonds to fail to be "qualified small issue bonds," regardless of whether the events giving rise to such failure are deliberate.

          (d) STATEMENTS AS TO FACTS, ESTIMATES AND CIRCUMSTANCES. The facts and estimates set forth in Section 3 of this Tax Certificate, on which the Authority's and the Company's expectations as to the Bonds are based, are true to the best of the knowledge and belief of the undersigned officers of the Authority and the Company, and the Authority's and the Company's expectations are reasonable. The Authority and the Company, understand that, for the purposes of the Code, the statements of facts, estimates, representations and expectations contained herein constitute evidence of the Authority's and the Company's expectations but do not establish any conclusions of law or any presumptions regarding either the Authority's or the Company's actual expectations or their reasonableness.

          The expectations of the Authority concerning the use of proceeds derived from the sale of the Bond and other matters are based in whole or in part upon representations of the Company and other parties set forth in this Tax Certificate and in the exhibits hereto. The Authority is not aware of any facts and circumstances that would cause it to question the accuracy or reasonableness of any representation made in this Tax Certificate or in the exhibits hereto, including those representations made by the Company. The expectations of the Company concerning certain uses of proceeds derived from the sale of the Bonds and other matters are based in whole or in part on representations of the Authority and other parties set forth in this Tax Certificate and in the exhibits hereto. The Company is not aware of any facts or circumstances that would cause it to question the accuracy or reasonableness of any representation made in this Tax Certificate or in the exhibits hereto, including those representations made by the Authority.

          (e) RESPONSIBLE PERSON. The undersigned are the persons charged with the responsibility for executing the documents related to the issuance of the Bonds, and have made due inquiry with respect to and are fully informed as to the matters set forth in Section 3 of this Tax Certificate.

          (f) SECURITY. The Bonds are special obligations payable solely from loan payments pledged under the Loan Agreement between the Company and the Authority. The Bonds do not constitute an indebtedness or lending of credit of the Authority within the meaning of any constitutional or statutory limitation and do not constitute nor give rise to a pecuniary liability of the Authority or a charge against its general credit, but are payable solely out of Loan Payments under the Loan Agreement.

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3 - Tax Certificate

     SECTION 3. REASONABLE EXPECTATIONS OF THE AUTHORITY AND COMPANY AS TO FACTS, ESTIMATES AND CIRCUMSTANCES. The Authority, the Company makes the following representations and statements of fact, estimate and expectation on the basis of which it is not expected that the proceeds of the Bonds will be used in a manner that will cause the Bond to be "arbitrage bonds" within the meaning of Section 148 of the Code.

     (a)  APPLICATION OF TOTAL SALE PROCEEDS.

          (1) GENERAL. The maximum amount of Sale Proceeds to be received by the Authority from the sale of the Bond is $1,500,000.

          (2) COSTS OF ISSUANCE. The amount of the Sale Proceeds and the investment earnings thereon from each draw to be used to pay costs of issuance will not exceed 2% of the amount of such draw.

          (3) PROJECT AMOUNT. A minimum amount of Sale Proceeds equal to 98% of each draw will be used to pay Project Costs.

     (b) NO REPLACEMENT. No portion of the amounts received from the sale of the Bond will be used as a substitute for any other funds that would otherwise be used as a source of financing for any portion of the cost of the Project or that will be used to acquire, directly or indirectly, obligations producing a yield in excess of the Bond Yield.

     (c) NO NEGATIVE PLEDGES. There are no amounts held under any agreement to maintain funds at a particular level for the direct or indirect benefit of the holders of the Bonds, excluding for this purpose (i) amounts in which the Authority, the Company, the Lessee (or a substantial beneficiary of the Bonds) may grant rights that are superior to the rights of the holders of the Bonds and (ii) amounts that do not exceed the reasonable needs for which they are maintained and that may be spent without any substantial restriction other than a requirement to replenish the amount by a testing date that may occur no more frequently than every six (6) months.

     (d) NO OTHER FUNDS. Other than the funds and accounts specifically described in this Tax Certificate, no fund or account which secures or otherwise relates to the Bonds have been established, nor are any such funds or accounts expected to be established, pursuant to any instrument.

     (e) DEBT SERVICE FUND. The Debt Service Fund is intended to achieve a proper matching of revenues under the Loan Agreement and the scheduled annual debt service on the Bonds (the "DEBT SERVICE FUND").

     All amounts on deposit in the Debt Service Fund will be expended to pay debt service on the Bonds within thirteen months of the date such amounts are first received by the Authority.

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4 - Tax Certificate

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The Debt Service Fund will be depleted at least once each year except for any carryover amounts which will not exceed the greater of (i) the earnings in the Debt Service Fund for the immediately preceding Bond Year or (ii) one-twelfth of the principal and interest payments on the Bonds for the immediately preceding Bond Year. The schedule of payment of interest on and principal of the Bonds has been established on the basis of, and is intended to achieve, a proper matching of revenues with debt service on the Bonds.

     Neither the Authority nor the Company has created or established, or expects to create or establish, any fund in connection with the Bonds that is reasonably expected to be used to pay debt service on the Bonds other than Debt Service Fund.

     (f) REBATE. The Company shall be responsible for the calculation and payment of the Rebate Requirement and any related penalties under Section 148(f) of the Code.

     (g) NO OVERISSUANCE. The amount of the proceeds and the anticipated investment earnings thereon, together with other amounts available for and expected to be used for such purposes, do not exceed the amounts necessary to accomplish the governmental purposes of the Bonds set forth in Section 2(b).

     The Bonds will not remain outstanding longer than is otherwise reasonably necessary to accomplish the governmental purposes of the Bonds, based on all facts and circumstances. As reflected in Exhibit B, the Bonds have a weighted average maturity that does not exceed 120 percent of the average reasonably expected economic life of the Project.

     (h) BOND YIELD. The yield on the Bonds will be computed separately for each Computation Period. The yield on the Bonds for a Computation Period (the "BOND YIELD") generally means that discount rate that, when used in computing the present value on the first day of the Computation Period of all payments of principal, interest and fees for qualified guarantees on the Bonds attributable to the Computation Period produces an amount equal to the present value, using the same discount rate on the first day of the Computation Period of the aggregate issue prices of the Bonds (defined as the initial offering prices or yields to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price or yield a substantial amount of such Bonds and maturity was sold), or the deemed issue prices of the Bonds within the meaning of Treasury Regulations
Section 1.148-4(c)(2)(iv). For this purpose, any mandatory sinking fund payments required to be made with respect to the Bonds shall be taken into account. The present value of the aggregate issue prices of the Bonds cannot be determined until the last draw by the Company of Proceeds of the Bonds. The Bond Yield for a Computation Period will be affected if the Issuer or the Company either enters into a hedging transaction with respect to the Bonds, within the meaning of Treasury Regulations Section 1.148-4(h)(3) or, transfers, waives, modifies or enters into any similar transaction affecting any right that is part of the terms of a Bond. Prior to entering into any transaction described in the immediately preceding sentence, the Authority and the Company, as the case may be, shall inform Bond Counsel of its intent and


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5 - Tax Certificate
shall not enter into such transaction without receiving a prior written opinion from Bond Counsel that such transaction will not adversely affect the exclusion from gross income of interest on the Bonds.

          (i)  REPRESENTATIONS ESTABLISHING ELIGIBILITY FOR TEMPORARY PERIOD.

               (1) COMPLETION DATE. The Company reasonably expects that Sale Proceeds of the Bonds deposited in the Project Fund will be used to pay the costs of the Project no later than September 11, 2000.

               (2) BINDING OBLIGATIONS. The Company reasonably expects that, within 6 months of the Delivery Date, it will spend (or enter into binding obligations with third parties obligating the Company to spend) an amount equal to at least 5 percent of the Sale Proceeds of the Bonds with respect to the Project.

               (3) DUE DILIGENCE. It is reasonably expected that work on the Project and the allocation of the Sale Proceeds of the Bonds to expenditures with respect thereto will proceed with due diligence.

          (j) YIELD RESTRICTIONS. Any amounts on deposit in any account established for the Bond will not be invested at a yield which exceeds the Bond Yield, except as follows:

               (1) COST OF ISSUANCE. Sale Proceeds of the Bonds to pay costs of issuance and the investment earnings thereon may be invested without regard to yield restriction for a three-year period beginning on the date hereof, and are subject to the Rebate Requirement.

               (2) DEBT SERVICE FUND. Amounts deposited in the Debt Service Fund may be invested at an unrestricted yield for a period of 13 months from the date of deposit of such amounts in the Debt Service Fund. Earnings on such amounts that are retained in such fund may be invested at an unrestricted yield for a period of 13 months from the date of receipt of the amount earned. Such amounts are subject to the Rebate Requirement under the circumstances set forth in Section 4(h) hereof.

               (3) PROJECT AMOUNT. Sale Proceeds to be used to pay the costs of the Project, and the investment earnings thereon, may be invested without regard to yield restriction for a three-year period commencing on the date hereof, and are subject to the Rebate Requirement.

               (4) YIELD REDUCTION PAYMENTS. Notwithstanding any of the provisions of this section 3(m) that require the investment of proceeds derived from the sale of the Bonds and investment earnings thereon at a yield not in excess of the Bond Yield, the yield on certain Nonpurpose Investments acquired with proceeds of the Bonds will not be considered to be higher than the applicable yield limitation described in this Section 3(m), if the Authority or the Company makes "yield reduction payments" to the United States Treasury at the times and in

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6 - Tax Certificate
the amounts described in section 1.148-5(c) of the Treasury Regulations. The Company and the Authority covenant to retain and consult with Bond Counsel prior to making any "yield reduction payments" pursuant to Section 1.148-5(c) of the Treasury Regulations.

          (k) THE LOAN AGREEMENT. The yield on the Loan Agreement, computed without regard to qualified administrative costs incurred by the Authority and paid by the Company, may not exceed the Bond Yield by more than .125%. For this purpose, qualified administrative costs include costs or expenses paid, directly or indirectly, to purchase, carry, sell or retire the Loan Agreement and costs of issuing, carrying, or repaying the Bonds. Although actual payments by the Company with respect to qualified administrative costs, such as, for instance fees paid to the Authority, may be made at any time, for purposes of calculating the yield on the Loan Agreement, a pro rata portion of each payment made by the Company is treated as a reimbursement of reasonable administrative costs, such that the present value of such payments does not exceed the present value of the reasonable administrative costs paid by the Authority, using the yield on the Bonds as the discount rate.

          (l) NO HEDGE BONDS. The Authority and the Company expect that more than 85% of the Net Sale Proceeds of the Bonds will be expended for the purposes of the Resolution and the Bonds no later than September 11, 2000. In addition, not more than 50% of the proceeds of the Bond will be invested in Nonpurpose Investments having a substantially guaranteed yield for 4 years or more.

          (m) SINGLE ISSUE. No other obligations of the Authority (i) are reasonably expected to be paid from substantially the same source of funds as the Bonds (determined without regard to guarantees from unrelated parties), (ii) are being sold at substantially the same time as the Bonds (i.e., within fourteen days of September 11, 1997, the delivery date of the Bonds.

          (n) REIMBURSEMENT OF PRIOR EXPENDITURES. A portion of the proceeds of the Bond to be applied to the cost of the Project may be used to reimburse the Company for expenditures on the Project, previously incurred and paid, in anticipation of the issuance of the Bond (the "PRIOR EXPENDITURES"). The Company represents the following with respect to such reimbursement.

               (1) TIMING OF PRIOR EXPENDITURES. All of the Prior Expenditures either (A) were incurred no earlier than sixty (60) days prior to December 10, 1996, (B) constitute preliminary expenditures in an amount not exceeding 20% of the $1,500,000.00 of maximum Sale Proceeds identified in Section 3(a)(1), above (or $300,000), or (C) do not exceed an amount in excess of the lesser of $100,000 or 5 percent of the Sale Proceeds. For this purpose, "preliminary expenditures" include architectural, engineering, surveying, soil testing and similar costs incurred prior to commencement of acquisition and construction of the Project, other than land acquisition, site preparation and similar costs incident to commencement of construction.

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7 - Tax Certificate

          (2) REIMBURSABLE EXPENDITURES. The Prior Expenditures are either (i) capital expenditures (within the meaning of Section 1.150-1(b) of the Treasury Regulations), (ii) costs of issuance of the Bond, or (iii) working capital expenditures for extraordinary, nonrecurring items that are not customarily payable from current revenues. None of the Prior Expenditures were incurred for day-to-day operating expenses of the Company.

          (3) ANTI-ABUSE RULES. None of the proceeds of the Bond being used to reimburse the Company for Prior Expenditures will be used, directly or indirectly, within one year of the Delivery Date, in a manner that result in the creation of Replacement Proceeds, other than amounts deposited in a bona fide debt service fund.

     SECTION 4. REBATE REQUIREMENT CALCULATIONS AND PAYMENT. The Authority and the Company have been advised by Bond Counsel that the following provisions and procedures also apply to the proceeds of the Bonds.

     (a) GENERAL. Certain Gross Proceeds of the Bonds will be exempt from the Rebate Requirement described in Section 4(c) hereof if the Bonds satisfy the requirements of Section 4(b) hereof.

     (b) EIGHTEEN MONTH EXCEPTION. The Rebate Requirement described in Section 4(d) hereof shall not apply to the Gross Proceeds of the Bonds if the following percentages (the "QUALIFYING EXPENDITURES") of such Gross Proceeds are expended for the governmental purposes of the Bonds by the last day of each of the periods identified below (the "QUALIFYING DATES"). The governmental purposes of the Bonds includes (A) payments of interest on but no payments of principal of the Bonds, (B) payments of interest on other obligations of the Authority issued for the benefit of the Company, which interest either (i) accrues on such other obligations during a one-year period including the Delivery Date, (ii) is a capital expenditure as defined in Treasury Regulations Section 1.150-1(b), or
(iii) is a de minimis Working Capital Expenditure, and (C) payments of costs of issuance made from earnings on Gross Proceeds. For this purpose, Gross Proceeds has the meaning set forth in Appendix One to this Certificate, except that it does not include (i) amounts held in a bona fide debt service fund, (ii) amounts held in a reasonably required reserve or replacement fund, and (iii) amounts that, as of the Delivery Date, are not reasonably expected to be Gross Proceeds, but that become Gross Proceeds after the end of the eighteen-month period.

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8 - Tax Certificate

     Required Percentage Expenditure
            of Gross Proceeds                Qualifying Date
            -----------------                ---------------

                    15%                      March __, 1998

                    60%                      September __, 1998

                   100%                      March __, 1999


The Qualifying Expenditures as of the last of the Qualifying Dates set forth above will be treated as made if, as of the third such date, all such Gross Proceeds have been spent for the governmental purposes of the Bonds, except for a Reasonable Retainage not exceeding 5 percent of the Gross Proceeds as of such date, and 100% of the Gross Proceeds are actually spent for the governmental purposes of the Bonds within the 30-month period beginning on the Delivery Date. A failure to satisfy the final spending requirements will be disregarded if the Authority and the Company exercise due diligence to complete the Project and the amount of the failure does not exceed the lesser of 3 percent of the issue price of the Bonds or $250,000. For purposes of determining whether the above Qualifying Expenditures have been made as of the first two Qualifying Dates, the Authority and Company shall include any earnings reasonably expected by the Authority and the Company as of the Delivery Date to be generated for the entire 18-month spending period. For purposes of determining whether the Qualifying Expenditures have been made as of the third and any subsequent Qualifying Dates, the Authority and the Company shall include only actual investment earnings generated as of such date. In the event any of the Qualifying Expenditures are not made as and when required, all Gross Proceeds of the Bonds shall be subject to the Rebate Requirement set forth in Section 4(c) of this Tax Certificate. In the event the Bonds satisfy all requirements described in this Section 4(b) necessary to qualify for the exemption from the Rebate Requirement, the Authority, at the request of the Company, may nevertheless subsequently elect to disregard the available exemption from the Rebate Requirement provided in this
Section 4(b) and to satisfy the Rebate Requirement with respect to all Gross Proceeds of the Bonds. Notwithstanding the above, Gross Proceeds of the Bonds shall not be eligible for the exemption from the Rebate Requirement described in this Section 4(b) unless the Rebate Requirement set forth in Section 4(d) is met for Gross Proceeds of such issue not required to be spent within the 18-month spending period (other than earnings on amounts in the Debt Service Fund).

     (c) REBATE REQUIREMENT. The Rebate Requirement as of any Computation Date, subject to such modifications as may be made by Treasury Regulations or rulings, is an amount equal to the excess (if any) of the future value of all Nonpurpose Receipts over the future value of all Nonpurpose Payments. All future values are computed as of the Computation Date using an interest rate equal to the Bond Yield.


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9 - Tax Certificate

     (d) FUTURE VALUE. The future value of a Nonpurpose Receipt or Payment is calculated using the following formula:

                    FV  =  PV (1 + i)(n)

          where     FV  =  The future value of the Nonpurpose Receipt or
                           Payment;

                    PV  =  The amount of the Nonpurpose Receipt or Payment;

                     i  =  Bond Yield for the Computation Period divided by
                           the number of compounding intervals in a Bond Year;
                           and

                     n  =  The number of compounding intervals from the date
                           of the Nonpurpose Receipt or Payment through the Computation Date.

     (e) ALLOCATION AND ACCOUNTING RULES. Generally, investments are allocated to the Bond for the period that (1) begins on the date Gross Proceeds are allocated to the Bond and to the investment, and (2) ends on the date such Gross Proceeds cease to be allocated to the Bond or to the investment.

     (f) RELATIONSHIP TO YIELD RESTRICTION. Subject to Section 4(g) hereof, the requirements of this Section 4 relating to the Rebate Requirement of the Code apply to all Gross Proceeds, regardless of whether such amounts are subject to yield restriction or are unrestricted as to yield. Thus, an amount of Gross Proceeds may be "unrestricted as to yield" but will, notwithstanding that characterization, be subject to the Rebate Requirement of the Code. Similarly, an amount of Gross Proceeds may be "restricted as to yield" but will, notwithstanding that characterization, also be subject to the Rebate Requirement of the Code.

     (g) BOND DEBT SERVICE FUND. Earnings on amounts in the Debt Service Fund will be exempt from rebate in any calendar year in which the aggregate investment earnings on amounts in such fund are less than $100,000. In the event that the aggregate earnings on amounts in such fund for a calendar year exceed $100,000, pursuant to Treasury Regulations Section 1.148-3(k) earnings on amounts in the Debt Service Fund for such year either may or may not be included in the calculation of the Rebate Requirement, at the election of the Authority.

     (h) COMPUTATION AND PAYMENT DATES. The Rebate Requirement, net of the Computation Date Credit, must be computed by the Company as of each Installment Computation Date and as of the Final Computation Date. Rebate installments of an amount which, when added to the future value of all previous rebate payments made with respect to the Bond, equals at least 90 percent of the Rebate Requirement, must be paid by the Company on behalf of the Authority no later than the date 60 days after each Installment Computation Date.

_______________________________________________________________________________

10 - Tax Certificate

The final rebate payment of an amount which, when added to the future value of all previous rebate payments made with respect to the Bond, equals 100 percent of the Rebate Requirement as of the Final Computation Date, must be paid by the Company to the Department of Treasury no later than the date 60 days after the Final Computation Date.

     (i) PROCEDURE FOR REMITTANCE. Each payment to be made by the Company pursuant to this Section shall be filed with the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255 on or before the date payment is due, and shall be accompanied by Internal Revenue Service Form 8038-T, executed by the Authority.

     (j)  RECORDKEEPING OBLIGATION.

          (1) IN GENERAL. The Issuer shall maintain, or cause to be maintained, records adequate to determine the Rebate Requirement with respect to any Gross Proceeds under their control. Such records will include, but are not necessarily limited to, information regarding the following with respect to each and every investment acquired with Gross Proceeds:

                            (i)    the purchase price;

                           (ii)    nominal rate of interest;

                          (iii) amount of accrued interest purchased (included in purchase price);

                           (iv)    par or face amount;

                            (v)    purchase date;

                           (vi)    maturity date;

                          (vii) amount of original issue discount or premium (if any);

                         (viii)    type of Investment Property;

                           (ix)    frequency of periodic payments;

                            (x)    period of compounding;

                           (xi)    date of disposition;

                          (xii)    amount realized on the disposition
                                   (including accrued interest);

--------------------------------------------------------------------------------
11 - Tax Certificate

                         (xiii) market price data sufficient to establish that the purchase price was equal to the fair market value on the date of acquisition or, if earlier, on the date of a binding contract to acquire such Investment Property; and

                         (xiv) market price data sufficient to establish the fair market value of any Nonpurpose Investment as of any Computation Date, and as of the date such Nonpurpose Investment becomes allocable to, or ceases to be allocable to, Gross Proceeds.

          (2) RETENTION OF RECORDS. The Company agrees to retain records of the determinations and the manner in which the Rebate Requirement was calculated required by this Section 4 until six years after the retirement of the last obligation of the Bonds or for such other period as the Treasury Department may, by regulations or rulings, provide.

     SECTION 5. SEGREGATION OF PROCEEDS. In order to perform the calculations required by the Code, it is necessary to separately account for all of the Gross Proceeds and each specific investment acquired therewith. To that end, the Authority, the Company and the Lessee agree to establish separate sub-accounts or to take other accounting measures in order to account fully and with specificity for all Gross Proceeds and each investment acquired therewith.

     SECTION 6. SURVIVAL ON DEFEASANCE OR OTHER PAYMENT. Notwithstanding anything in this Tax Certificate or the Resolutions to the contrary, the obligation of the Company to remit the Rebate Requirement to the United States Department of Treasury and to comply with all other requirements contained in this Tax Certificate shall survive the defeasance or payment in full of the Bonds.

     SECTION 7. PRIVATE ACTIVITY BOND REQUIREMENTS

          (a) NOTICE. On July 29, 1997, and July 30, 1997, respectively, the Authority caused to be published in the Daily Journal of Commerce and the Eastside Journal, notices of a public hearing to be held by the Authority regarding issuance of the Bonds to finance the costs of the Project and certain related expenses.

          (b) HEARING. On August 13, 1997, the Authority held the aforementioned public hearing. At this hearing, all interested persons were invited and given an opportunity to comment upon the nature and location of the facilities comprising the Project and the financing thereof with the proceeds derived from the sale of the Bonds.

--------------------------------------------------------------------------------
12 - Tax Certificate

          (c) APPROVAL BY APPLICABLE ELECTED REPRESENTATIVE. Following the hearing, and pursuant to Section 147(f) of the Code, the Governor of the State, being the "applicable elected representative" of the Authority within the meaning of Section 147(f)(2)(E) of the Code, approved the issuance of $1,500,000.00 aggregate principal amount of Bonds for the purpose of financing the costs of the Project and certain related costs.

          (d) OFFICIAL ACTION. The Authority represents that on December 10, 1996 and September 10, 1997, the Authority adopted its resolutions (the "INDUCEMENT RESOLUTIONS") stating its findings as to the public benefits of the Project and its intention to issue its industrial development revenue bonds to assist in the financing of the Project. The Inducement Resolutions state the Authority's intent to issue revenue bonds for the purpose of financing the Project. The Inducement Resolutions were intended to constitute a declaration of official intent by the Authority within the meaning of Sections 1.1150-2 and 1.103-8(a)(5) of the Treasury Regulations.

          (e) VOLUME CAP. The Authority and the Company represent that the Bond is subject to the private activity bond volume cap requirements of Section 146 of the Code. The Lieutenant Governor of the State of Washington has confirmed allocation of the 1997 private activity volume cap in the amount of $1,500,000.00 for the Project.

          (f) COSTS OF ISSUANCE. The Authority and the Company represent that no more than 2% of each draw of Sale Proceeds of the Bonds of the proceeds of the Bond will be used directly or indirectly to pay Costs of Issuance.

          (g) PROHIBITED FACILITIES. The Authority and the Company represent that none of the proceeds of the Bond will be used to finance any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, store the principal business of which is the sale of alcoholic beverages for consumption off premises, private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skate board and ice skating), racquet sports facility (including any handball or racquet ball court), hot tub facility, suntan facility, race track, automobile sales or service facility, retail food or beverage facility or entertainment facility.

          (h) NO REFUNDING BONDS. The Authority and the Company represent that none of the proceeds of the Bond will be used (directly or indirectly) to pay any principal on, interest of or call premium on any bonds or obligations of the Authority or the Company.

          (i) ECONOMIC LIFE OF THE PROJECT. The Company represents that the average reasonably expected economic life of the Project is at least _____ years. The weighted average maturity of the Bonds is _____ years. The weighted average maturity of the Bonds therefore does not exceed 120% of the average reasonably expected economic life of the Project. For this purpose, land represents less than twenty-five percent (25%) of the proceeds of the Bond

--------------------------------------------------------------------------------

13 - Tax Certificate
and, therefore, was not taken into account in determining the average economic life of the Project financed with the proceeds of the Bonds.

          (j) ACQUISITION OF LAND. The Authority and the Company represent that no more than 25% of the Sale Proceeds of the Bonds and the investment earnings thereon will be used, directly or indirectly, to finance the acquisition of land or any interest therein.

          (k) ACQUISITION OF EXISTING PROPERTY. The Company represents that no property (or any interest therein) will be acquired by the Company with proceeds of the Bonds unless the first use of such property was pursuant to such acquisition.

          (l) OWNERSHIP. The Company represents, warrants and covenants that the Project is and will be owned for federal tax purposes exclusively by the Company. The portion of the Project financed with proceeds of the Bond is not expected to be sold or otherwise disposed of, in whole or in part, other than as permitted pursuant to the Loan Agreement and except due to normal wear, tear and obsolescence, before payment in full of the Bonds.

          (m) QUALIFYING FACILITIES. Substantially all (95%) of the proceeds of the Bonds will be used to provide qualifying manufacturing facilities within the meaning of Section 144(a) of the Code and Treasury Regulations promulgated thereunder. All of the costs of the Project, as set forth in Exhibit C attached hereto, were paid or incurred after December 10, 1996 and were or will be charged to the capital accounts of land or property subject to the allowance for depreciation for federal income tax purposes. No more than 25% of the Sale Proceeds of the Bonds and the investment earnings thereon will be spent on "ancillary facilities" within the meaning of Section 144(a)(12)(C) of the Code.

          (n) ELECTION OF $10,000,000 LIMIT ON CAPITAL EXPENDITURES. The Authority hereby elects to have the provisions of Section 144(a)(4) of the Code apply to the Bond. There are no outstanding issues the proceeds of which have been or will be used primarily with respect to facilities (i) the principal user or users of which are or will be the same or related persons and (ii) which are located in the incorporated municipality of Issaquah, in King County, Washington.

          (o) LIMITATION ON CAPITAL EXPENDITURES. The aggregate amount of capital expenditures (other than those paid or reimbursed out of the proceeds of the Bond) paid or incurred during the six-year period beginning on September __, 1994, with respect to (a) the Project, and (b) any other property located within the corporate limits of Issaquah, Washington (including property moved to another location), with respect to which the Company, the Lessee or any "related person" to the Company has been a "principal user" at any time during the six-year period beginning on September __, 1994, will not exceed $10,000,000. The total capital expenditures to date made within this period in the city of Issaquah is $_______, as set forth on Exhibit , D, attached hereto.

--------------------------------------------------------------------------------

14 - Tax Certificate

     (p) $40,000,000 LIMITATION. As set forth in Exhibit E, attached hereto, the Company and any "related person" to the Company (within the meaning of Section 147(b)(3) of the Code) are not the beneficiaries of outstanding tax-exempt governmental obligations in an amount which, together with the face amount of the Bonds allocated to such persons, would exceed $40,000,000. The Company will not allow any person to become a beneficiary of the Bonds if the amount allocated to such person, together with other outstanding tax-exempt governmental obligations allocated to such person, would exceed $40,000,000. The Company will not become a beneficiary of other outstanding tax-exempt governmental obligations if the amount allocated to it thereunder would cause it to exceed such $40,000,000 limitation with respect to the Bonds.

     (q) CONTIGUOUS OR INTEGRATED FACILITIES. Neither the Company nor any "related person" to the Company (within the meaning of Section 147(b)(3) of the Code) will be a "principal user" of any facilities that (i) are located outside of the corporate limits of Bellevue, Washington and (ii) would be considered "contiguous or integrated" (within the meaning of Section
1.103-10(b)(2)(ii)(e) of the Treasury Regulations) with the Project.

     (r) PRINCIPAL USERS. The Company will be the exclusive owner and operator of the Project. Accordingly the Company will be the only "principal users" of the Project. For purposes of this Tax Certificate, the term "principal user" has the meaning ascribed thereto for purposes of Section 103(b)(6)(C) of the Internal Revenue Code of 1954, as amended (the "1954 CODE") and the final and proposed Treasury Regulations promulgated thereunder.

     SECTION 8. AMENDMENTS. Notwithstanding any other provision herein, the covenants and obligations contained herein may be and shall be deemed modified to the extent the Authority secures a written opinion of Bond Counsel that any action required hereunder is no longer required or that some further action is required in order to maintain the exclusion of the interest component payable on the Bond from gross income for purposed of Federal income taxation.

     SECTION 9. SUPPLEMENTATION OF THIS CERTIFICATE. The Authority understands the need to supplement this Tax Certificate periodically to reflect further developments in the Federal income tax laws governing the exclusion from gross income for


--------------------------------------------------------------------------------
15 - Tax Certificate

Federal income tax purposes of the interest component payable on the Bond and will periodically seek the advice of Bond Counsel as to the propriety of seeking the review of and supplements to this Tax Certificate from Bond Counsel.




Date: September __, 1997                WASHINGTON ECONOMIC DEVELOPMENT
                                        FINANCE AUTHORITY


                                        By:
                                           -------------------------------
                                            William A. Glassford, Chair



                                        INTRACEL CORPORATION


                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------














--------------------------------------------------------------------------------
16 - Tax Certificate

                                                                       EXHIBIT A

                     EXHIBIT A - OFFERING PRICE CERTIFICATE

                                   $1,500,000
               Washington Economic Development Finance Authority
                       Economic Development Revenue Bond
                                 Series 1997-B
                         (Intracel Corporation Project)


     Transamerica Business Credit Corporation, the purchaser of the captioned Bond ("Transamerica"), hereby acknowledged that:

     We have purchased the Bond from the Washington Economic Development Finance Authority for our own account and with no present intention of selling or remarketing the Bond.

     We understand that Bond Counsel may rely upon this certificate, among other things, in providing an opinion with respect to the exclusion from federal gross income of interest on the Bonds pursuant to Section 103 of the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, the undersigned has set his signature as of this 13th day of September __, 1997.

                                 TRANSAMERICA BUSINESS CREDIT CORPORATION


                                 By:
                                    -------------------------------------
                                    Authorized Officer

                            EXHIBIT B - THE PROJECT

                              Economic
Facility(1)                   Life(2)        Cost(3)        Lives     Aggregate
-------------------------------------------------------------------------------
Equipment                     5                   _______________

AVE. LIFE (Agg. Lives/Cost): ____________ years

(1) All facilities are facilities described under SIC Code ____. Land has been excluded from the calculations.

(2) The weighted average economic life of the facilities as of their placed-in-service date is approximately __ years. The average life of the Bonds is __ years. The Economic Life of an Asset is the longer of the reasonably expected economic life of the Asset or the "midpoint life" under the Asset Depreciation Range ("ADR") system, as set forth in Revenue Procedure 87-56, 1987-2 C.B. 674, where applicable, and the "guideline lives" under Revenue Procedure 62-21, 1962-2 C.B. 418, in the case of structures.

(3) The cost of the facilities that will be financed with proceeds received from the sale of the Bond.

                                                                       EXHIBIT C

                                USE OF PROCEEDS


EXHIBIT C

                                                                       EXHIBIT D

                           PRIOR CAPITAL EXPENDITURES

EXHIBIT C

                                                                       EXHIBIT E


                               OUTSTANDING BONDS

                                  Appendix One
                                  Definitions


      (a)     Bond Counsel shall mean Ater Wynne Hewi Dodson & Skerrill, LLP.

      (b) Bond Year shall mean the one year period (or shorter period) ending on ______________, or such other date as the Authority shall elect prior to the first Installment Computation Date.

      (c)     Code shall mean the Internal Revenue Code of 1986, as amended.

      (d) Computation Date shall mean an Installment Computation Date or the Final Computation Date.

      (e) Computation Date Credit shall mean, with respect to the Bond on an eligible Computation Date, a credit of $1,000 on the last day of each Bond Year during which there are amounts allocated to Gross Proceeds of the Bond that are subject to the Rebate Requirement, and on final maturity date.

      (f) Computation Period shall mean the period between Computation Dates. The first Computation Period begins on the Delivery date and ends on the first Computation Date. Each succeeding Computation Period begins on the date immediately following the Computation Dates and ends on the next Computation Date.

      (g) Credit Provider shall mean U.S. Bank of Washington, National Association.

      (h) Delivery Date shall mean the date on which there is a physical delivery of the Bond in exchange for the amount of issue price, which exchange is occurring this date, September 11, 1997.

      (i) Department of the Treasury shall mean the Department of the Treasury of the United States.

      (j) Fair Market Value, with respect to a Nonpurpose Investment, shall mean, except where otherwise indicated in the Tax Certificate, the following:

            (1) General. Except with respect to Investment Property that is an obligation of the United States Treasury, the fair market value of an investment shall be the price at which a willing buyer would purchase the investment from a willing seller in a bona fide, arm's length transaction. The fair market value of an Investment consisting of an

EXHIBIT C
obligation of the United States Treasury that is purchased directly from the United States Treasury shall be its purchase price.

        (2) Certificates of Deposit. The market price of a certificate of deposit issued by a commercial bank that has a fixed interest rate, a fixed principal payment schedule, a fixed maturity, and a substantial penalty for early withdrawal shall be its purchase price if the certificate of deposit has a yield not less than (A) the yield on reasonably comparable direct obligations of the United States, and (B) the highest yield that is published or posed by the provider to be currently available from the provider on comparable certificates of deposit offered to the public.

        (3) Guaranteed Investment Contracts. Except as provided in the definitions of Nonpurpose Payments and Nonpurpose Receipts, in the case of a guaranteed investment contract, the obligations acquired thereunder shall be considered acquired or disposed of for an amount equal to the fair market value of such obligations if:

                (i) the purchaser makes a bona fide solicitation for a specified guaranteed investment contract and receives at least three bids on the guaranteed investment contract from providers that have no material financial interest in the Bond (e.g., underwriters or brokers);

                (ii) the purchaser purchases the highest yielding investment contract for which a qualified bid is made (determined net of brokers' fees, however denominated);

                (iii) the determination of the terms of the guaranteed investment contract takes into account as a significant factor, the purchaser's reasonably expected draw-down schedule for the funds to be invested, exclusive of amounts deposited in debt service funds and reasonably required reserve or replacement funds;

                (iv) the terms of the guaranteed investment contract, including the collateral security requirements, are reasonable;

                (v) the provider of the guaranteed investment contract certifies those administrative costs that are reasonably expected to be paid to third parties in connection with the guaranteed investment contract; and

                (vi) the yield on the guaranteed investment contract is not less than the yield then available from the provider on reasonably comparable guaranteed investment contracts, if any, to other persons from a source of funds other than gross proceeds of tax-exempt bonds.

Page 2 - Appendix One

     (k) Final Computation Date shall mean the date the last Bond that is part of the Bond is discharged.

     (l) Gross Proceeds shall have the meaning contained in Treasury Regulations Section 1.148-1(b), and shall generally include amounts which are:

          (1) actually or constructively received from the sale of the Bond, including amounts used to pay underwriters' discount or compensation and accrued interest other than Pre-Issuance Accrued Interest;

          (2) investment proceeds (defined in Treasury Regulations Section 1.148-1(b) to include amounts actually or constructively received at any time by the Authority, such as interest and dividends, from the investment of proceeds of the Bond).

          (3) treated as proceeds under Treasury Regulations Section 1.148-1(c) (which treats amounts in invested sinking funds and pledged funds for an issue as proceeds of an issue), including amounts in the Bond Debt Service Fund;

          (4) invested in a reasonably required reserve or replacement fund (as defined in Treasury Regulations Section 1.148-2(f);

          (5) pledged by the Authority as security for payment of debt service on the Bond;

          (6)  used to pay debt service on the Bond;

          (7)  treated as Transferred Proceeds of the Bond.

Such term shall not include amounts that are not otherwise Gross Proceeds but that are deposited in the Rebate Fund or allocated to the Rebate Requirement. The determination of whether an amount is included within this definition shall be made without regard to whether the amount is credited to any fund or account established by the Authority or (except in the case of an amount described in (3), (4), (5), or (6) above) is subject to the pledge of the Resolution. For purposes of (5) above, an amount is pledged to pay principal component of or the interest component payable on the Bond if there is reasonable assurance that the amount will be available to be used for such purposes in the event that the Authority encounters financial difficulties.

     (m) Installment Computation Date shall mean the last day of the fifth Bond Year and each succeeding fifth Bond Year.

     (n) Investment Property shall mean any security or obligation (other than tax-exempt obligations that are not "specified private activity bonds" within the meaning of Section 57(a)(5)(C) of the Code or a tax-exempt mutual fund that invests in tax-exempt bonds other than specified private activity bonds), any annuity contract or any other Investment type Property.

Page 3 - Appendix One

     (o) Investment-type Property shall mean any property, other than property described in section 148(b)(2)(A), (B), (C), or (E) of the Code, that is held principally as a passive vehicle for the production of income. Except as otherwise provided, a prepayment for property or services is investment-type property if a principal purpose for prepaying is to receive an investment return from the time the prepayment is made until the time payment otherwise would be made. A prepayment is not investment-type property if -

          (1) The prepayment is made for a substantial business purpose other than investment return and the Authority has no commercially reasonable alternative to the prepayment, or

          (2) Prepayments on substantially the same terms are made by a substantial percentage of persons who are similarly situated to the Authority but who are not beneficiaries of tax-exempt financing.

     (p) Letter of Credit shall mean the irrevocable direct-pay Letter of Credit issued by the Credit Provider.

     (q) Net Sale Proceeds shall mean Sale Proceeds, less the portion of those Sale Proceeds invested in a reasonably required reserve or replacement fund under Section 148(d) of the Code.

     (r) Nonpurpose Investment shall mean any Investment Property in which Gross Proceeds are invested or to which Gross Proceeds are allocated other than purpose investments, such as a loan agreement. Nonpurpose Investments shall not include:

          (1) United States Treasury Demand Deposit Securities -- Authority and Local Government Series; and

          (2)  Tax-Exempt Obligations.

For purposes of this Tax Certificate, the term "Tax-Exempt Obligations" shall include only obligations the interest on which is (i) excluded from gross income for Federal income tax purposes, and (ii) not treated as an item of tax preference under Section 57(a)(5) of the Code. The term "Tax-Exempt Obligation" shall, however, include an interest in a regulated investment company (within the meaning of Section 851(a) of the Code) to the extent that at least ninety-five percent (95%) of the income to the holder is interest that is excluded from gross income by Section 103(a) of the Code.

     (s) Nonpurpose Payments are: (i) amounts actually or constructively paid to acquire a Nonpurpose Investment (or treated as paid to acquire a Nonpurpose Investment in a Commingled Fund), (ii) for a Nonpurpose Investment that is first allocated to the Bond on a date after it is actually acquired (e.g., an investment that becomes allocable to Transferred Proceeds or to Replacement Proceeds) or that become subject to the Rebate Requirement on a date after

Page 4 - Appendix One
it is actually acquired (e.g., an Investment allocable to the Debt Service Fund at the end of the two-year spending period), the Value of that investment on that date, (iii) for a Nonpurpose Investment that was allocated to the Bond at the end of the preceding computation period, the Value of that investment at the beginning of the computation period, (iv) the Computation Date Credit, and
(v) Yield Reduction Payments made pursuant to Section 3(t)(9) hereof.

        (t) Nonpurpose Receipts are: (i) amounts actually or constructively received from a Nonpurpose Investment, (including amounts treated as received from Nonpurpose Investments held by a Commingled Fund), such as earnings and return of principal, (ii) or a Nonpurpose Investment that ceases to be allocated to an issue before its disposition or redemption date (e.g., an investment that becomes allocable to Transferred Proceeds of another issue) or that ceases to be subject to the Rebate Requirement on a date earlier than its disposition or redemption date (e.g., an Investment allocated to a fund initially subject to the Rebate Requirement but that subsequently qualifies as a bona fide debt service fund), the Value of that Nonpurpose Investment on that date, and (iii) for a Nonpurpose Investment that is held at the end of a computation period, the Value of that investment at the end of that period. Treasury Regulations Section 1.148-6(e) provides special rules for any fund containing both Gross Proceeds of the Bond in amounts in excess of $25,000 that are not Gross Proceeds of the Bond if the amounts in such fund are invested and accounted for collectively, without regard to the source of funds deposited in the fund (a "Commingled Fund").

        (u) Plain Par Bond shall mean a bond (1) issued with not more than a de minimis amount of original issue discount or premium, (2) issued for a price that does not include accrued interest other than Pre-Issuance Accrued Interest, (3) that bears interest from the issue date at a single, stated, fixed rate or that is a variable rate debt instrument within the meaning of
Section 1275 of the Code, in each case with interest unconditionally payable at lease annually, and (4) that has a lowest stated redemption price that is not less than its outstanding stated principal amount. For this purpose, a "de minimis" amount means, with reference to original issue discount or premium, an amount that does not exceed 2 percent multiplied by the stated redemption price at maturity, plus any original issue premium that is attributable exclusively to reasonable underwriters' compensation.

        (v) Plain Par Investment shall mean an investment that is (1) issued with not more than a de minimis amount of original issue discount or premium or, if acquired on a date other than its issue date, acquired with no more than a de minimis amount of market discount or premium, (2) issued for a price that does not include accrued interest other than Pre-Issuance Accrued Interest, (3) bears interest from its issue date at a single stated, fixed rate or that is a variable rate debt instrument, in each case with interest unconditionally payable at least annually and, (4) has a lowest stated redemption price that is not less than its outstanding stated principal amount. For this purpose, de minimis shall mean, with reference to original issue discount or premium, an amount that does not exceed 2 percent multiplied by the stated redemption price at maturity plus any original issue premium that is attributable exclusively to reasonable underwriters' compensation and, in reference to market discount or market premium, an amount that does not exceed 2 percent multiplied by the stated redemption price at maturity.

Page 5-Appendix One

     (w) Pre-Issuance Accrued Interest shall mean amounts representing interest that accrued on the Bond for a period not greater than one year before their Delivery Date, but only if these amounts are paid within one year after the Delivery Date.

     (x) Present Value shall mean, with respect to an investment, an amount equal to the present value of all unconditionally payable receipts to be received from and payments to be paid for the investment after that date using the yield on the investment as the discount rate, computed under the economic accrual method, using the same compounding interval and financial conventions used to compute the Bond Yield.

     (y) Rebate Fund shall mean the account established to provide for satisfaction of the Rebate Requirement.

     (z) Rebate Requirement shall have the meaning ascribed thereto in Section 4(d) of this Tax Certificate.

     (aa) Replacement Proceeds shall mean amounts that have a sufficiently direct nexus to the Bond or to the governmental purpose of the Bond to conclude that the amounts would have been used for that governmental purpose if the proceeds of the Bond were not used or to be used for that governmental purpose. For this purpose, governmental purposes include the use of amounts for the payment of debt service on a particular date. Replacement proceeds include, but are not limited to, sinking funds, pledge funds, and certain other amounts to the extent these funds or amounts are held by or derived from a substantial beneficiary of the Bond.

     (ab) Sale Proceeds shall mean any amounts actually or constructively received from the sale of the Bond, excluding amounts used to pay Pre-Issuance Accrued Interest.

     (ac) SLGs shall mean United States Treasury Time Deposit Securities -- Authority and Local Government Series.

     (ad) Tax Certificate shall mean this Tax Certificate as to Arbitrage and Instructions as to Compliance with Provisions of Section 103(a) of the Internal Revenue Code of 1986, as such Tax Certificate may be amended from time to time.

     (ae) Treasury Regulations shall mean regulations issued by the United States Treasury pursuant to Sections 103 and 141 through 150 of the Code.

     (af) Value shall mean, with respect to an investment (including a payment or receipt on an investment) on a date, an amount determined consistently using one of the following methods with respect to such investment for all purposes of
Section 148 of the Code:

          (i) with respect to a Plain Par Investment, its outstanding stated principal amount, plus any accrued interest unpaid on that date, (ii) any fixed rate investment may be valued at its Present Value on that date, and
     (iii) any investment may be valued at its

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Fair Market value on that date. Any yield restricted investment must be valued at its Present Value. Except with regard to (i) yield-restricted investments, and (ii) investments allocated or de-allocated as a result of application of the Universal Cap, Transferred Proceeds or (iii) amounts in a Commingled Fund, an investment must be valued at its Fair Market Value on the date that it is first allocated to the Bond or first ceases to be allocated to the Bond as a consequence of a deemed acquisition or deemed disposition. The Value of Nonpurpose Investments allocated to Transferred Proceeds of the Bond on a Transfer Date may not exceed the Value of that Nonpurpose Investment on such Transfer Date used for purposes of applying any of the rules under Section 148 of the Code to the refunded bonds.

Page 7 - Appendix One